UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2007

NNN 2002 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	0-51098	75-3060438
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On December 21, 2007, NNN 2002 Value Fund, LLC distributed a letter (the "Investor Letter") to its unit holders to announce a special liquidating distribution of approximately $400,000 to be paid to unit holders. The full text of the Investor Letter is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 7.01.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

Effective as of December 20, 2007, Triple Net Properties, LLC, our manager, approved a special liquidating distribution of approximately $400,000 to unit holders of NNN 2002 Value Fund, LLC. NNN 2002 Value Fund, LLC anticipates that the special liquidating distribution will be paid to unit holders on or about December 21, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 NNN 2002 Value Fund, LLC Investor Letter dated December 21, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2002 Value Fund, LLC

December 21, 2007	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer (Triple Net Properties, LLC, Manager)

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Exhibit Index

Exhibit No.	Description

99.1	NNN 2002 Value Fund, LLC Investor Letter dated December 21, 2007